Exhibit 10.1

PROMISSORY NOTE

AMOUNT: USD$5,000	DUE: February 1, 2011

For value received, the undersigned, HELPEO INC. (the “Borrower”), hereby promises to pay to or to the order of HORIZON RIDGE CAPITAL INC. (the “Lender”) of 871Coronado Center Drive,  Suite  200,  Henderson  NV  on  or  before  February  1,  2011,  (the  “Maturity  Date),  the principal sum of USD$5,000 in lawful money, plus interest thereon at the simple rate of 5.0% per annum, calculated from the date hereof to the date of payment by the Borrower.

Pre-payment

The Borrower may pre-pay all or any part of this Note or accumulated interest at any time prior to the Maturity Date without notice or penalty.

Security

This Note is unsecured.

General

The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor. Any provision of this Note may be amended, waived or modified only upon written consent of the Borrower and the Lender.

This Note shall be governed and construed according to the laws of the State of Nevada without regard to its conflicts of laws principles.

Dated as of the 1ST day of February, 2010.

HELPEO INC.